EXHIBIT 15

Accountants’ Acknowledgment

The Board of Directors
 Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated June 10, 2009 related to our review of interim financial information in the following Registration Statements:

          -          Form S-8 No. 33-10783
          -          Form S-8 No. 33-91888
          -          Form S-8 No. 33-91886
          -          Form S-8 No. 33-97832
          -          Form S-8 No. 333-07215
          -          Form S-8 No. 333-21131
          -          Form S-8 No. 333-62425
          -          Form S-8 No. 333-33120
          -          Form S-8 No. 333-41056
          -          Form S-8 No. 333-41058
          -          Form S-8 No. 333-74688
          -          Form S-8 No. 333-99829
          -          Form S-8 No. 333-111222
          -          Form S-8 No. 333-121515
          -          Form S-8 No. 333-144044
          -          Form S-8 No. 333-149803
          -          Form S-3 No. 33-43334
          -          Form S-3 No. 33-86300
          -          Form S-3 No. 333-64930

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York
June 10, 2009